Service Agreement

This Agreement is made on December 1 2019 and effective for the period from Dec.l ,2019 to May. 31, 2020 between:

Party A: Vivic Corp., located at 187 E. Warm Springs Road, PMB#B450 Las Vegas, NV. 89119, and Party B: GO RIGHT HOLDINGS LIMITED

Vistra Corporate Services Centre, Suit 23, 1st Floor, Eden Plaza, Eden Island, Mahé, Republic of Seychelles

Service Rendered

Party B renders the following services to Party A:-

" ShenWei marina in china planning and strategy layout.

" Chung Wu Marina in china planning and strategy layout.

" China Yacht club marketing research and oral presentation.

" Electrical yacht design rendering.

Service Fee

The service fee is total USD $300,000 . the payment schedule as follows

Dec. 5 . 2019 $100,000 due day Dec, 10, 2019 service period Dec.l ,2019- Dec31, 2019

Mar. 5 2020 $100,000 due day Mar. 10, 2020 service period Janel, 2020- Feb29.,2020

May.5 2020 $100,000 due day May.10, 2020 service period Mar.l, 2020- May.31, 2020

If Any payment past due , the payment can be accepted to converted into common shares at the unit price of US$O.25

Termination of Agreement

Termination of this agreement can be made by giving 30 calendar days written notice to each other or otherwise agreed by both parties.

Others

This agreement is made under the law of Taiwan or otherwise agreed by both parties.

Party A:

For and on behalf of

Vivic COrp•PDFÄGbehalf of

VIVIC ORP RATION

Yun Kuang Kung	vre(s) CEO

Party B:

For and on behalf of

Go right Holding Limited

Lin Wei Cheng CEO